Exhibit 16.1

PricewaterhouseCoopers

PricewaterhouseCoopers LLP
One Lincoln Center
Syracuse NY 13202
Telephone (315) 474 8541
Facsimile (315) 473 1385

December 18, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Alliance Financial Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Alliance Financial Corporation dated December 12, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP